Exhibit 99.1
Press Release
Contact:
David G. Mazzella
Chairman of the Board
(585) 381-6000
dmazzella@veramark.com
FOR IMMEDIATE RELEASE
VERAMARK NAMES NEW PRESIDENT AND CEO
Pittsford, NY, December 18, 2007 – Veramark Technologies, Inc. (OTCBB: VERA), a leading manufacturer of enterprise telemanagement and call accounting software solutions, today announced that the Board of Directors has elected Mr. Anthony C. Mazzullo President and Chief Executive Officer, effective January 1, 2008.
Mr. Mazzullo joins Veramark as President and CEO with over 25 years of successfully leading software and professional services companies. Mr. Charles A. Constantino, Chairman of the Compensation Committee, noted that, “throughout his career, Tony has demonstrated the ability to drive growth and profitability in both start-up and established corporations. He has proven skills in leading strategy, business development, sales, marketing, product development, professional services, operations and finance. We look forward to his joining and leading the Veramark team.”
Since 2004, Mr. Mazzullo was Senior Vice President of Operations at ePlus Systems, Inc., Pittsford, New York, a wholly owned subsidiary of ePlus inc., a publicly held software and professional services company, where he had responsibility for revenue and profitability for consulting services and for the delivery and support of a line of eProcurement software products. Mr. Mazzullo established the consulting services business as a profitable and fast-growing segment of business for ePlus.
In 1999, Mr. Mazzullo established, and served as President and CEO, of eTrack Solutions, a professional services company that helped organizations streamline operations and optimally apply software applications to their business. eTrack Solutions was sold in 2001 to Manchester Technologies. Mr. Mazzullo served as Chief Operating Officer, Manchester Software Division, following the acquisition, and under Mr. Mazzullo’s leadership, the division grew to become an important strategic component of the software products and related services offered by Manchester. Manchester Technologies was acquired by ePlus Systems in 2004.
A Rochester, New York native, Mr. Mazzullo holds a BS in Electrical Engineering from Cornell University and an MBA in Accounting/Finance from the University of Rochester Simon School of Business.
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Mr. Mazzullo succeeds David G. Mazzella who had previously announced his decision to retire effective December 31, 2007.
About Veramark Technologies, Inc.
Veramark’s telemanagement software solutions set the industry standard for technological excellence, application experience, and process expertise.  These solutions include the VeraSMART Enterprise Communications Management Suite and eCAS® Call Accounting. VeraSMART offers a powerful application core through which data can be managed with great efficiency. Consolidating the delivery and management of all your technology-related costs within your existing communications network, VeraSMART allows organizations to integrate, automate, and control technology costs. VeraSMART’s integrated and scalable modular architecture allows you to implement only the functionality you require and to expand the solution as your needs grow. eCAS Call Accounting allows small- to midsize-businesses to gain visibility into, and control over, telecom usage and expenses—offering the flexibility needed to effectively manage the telecom system.
Veramark sells and markets its solutions directly and through leveraged distribution channels to customers ranging from the Fortune 500 to small businesses as well as the public sector, including government agencies and the military. Veramark provides a range of services including premises-based, hosted, managed services, and Telecom Expense Management (TEM) services.  Veramark solutions are distributed by many telecom leaders, including Avaya, Nortel Networks, Cisco Systems, NEC Unified, AT&T Inc., and EMBARQ Logistics. All Veramark products and services are made and provided by personnel in the United States.
Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc.
All other trademarks are the property of their respective owners.
This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.
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